UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 2, 2009

ZENITH NATIONAL INSURANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-9627	95-2702776
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21255 Califa Street, Woodland Hills, CA		91367-5021
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (818) 713-1000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The following disclosure is made pursuant to Item 5.02(b).

Effective February 2, 2009, Leon E. Panetta resigned as a director of the Registrant, Zenith National Insurance Corp., and will not be standing for re-election at the Annual Meeting of Stockholders scheduled for May 13, 2009.

The following disclosure is made pursuant to Item 5.02(d).

On February 5, 2009, Jerome L. Coben was appointed a director of the Registrant, Zenith National Insurance Corp., and was named to the Audit Committee and to the Healthcare Committee of the Board of Directors.  For the past twenty five years until his retirement at the end of 2008, Mr. Coben was a founding partner and a former head of the Los Angeles office of Skadden, Arps, Slate, Meagher & Flom LLP.  He is currently a partner with Zeughauser Group, a firm that provides consulting services to the legal profession.

A copy of the press release announcing Mr. Panetta’s resignation and Mr. Coben’s appointment is attached as Exhibit 99.1 to this current report and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)  Exhibits

The following exhibit is filed as part of this current report:

Number	Exhibit
99.1	Press release of Zenith National Insurance Corp. dated February 6, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZENITH NATIONAL INSURANCE CORP.

Dated:	February 6, 2009	By:	/s/ Michael E. Jansen
			Name:	Michael E. Jansen
			Title:	Executive Vice President
and General Counsel

Index to Exhibits

Number	Exhibit
99.1	Press release of Zenith National Insurance Corp. dated February 6, 2009.